Exhibit 99.1

Comstock Homebuilding Companies, Inc. Announces Purchase of Parker Chandler Homes

Acquisition Continues Company’s Geographic Expansion Throughout Southeast

RESTON, Va., Jan. 19 — Comstock Homebuilding Companies, Inc. (Nasdaq: CHCI) (“Comstock” or the “Company”) today announced the acquisition of Parker Chandler Homes, Inc. (“Parker Chandler”), a rapidly growing private homebuilder in the Atlanta, Georgia metropolitan area for an undisclosed price. The acquisition provides Comstock with additional geographic diversification and a solid position in one of the strongest homebuilding markets in the Southeast, adding approximately 1,600 lots (mostly single family detached lots) to the Company’s pipeline of land inventory.

Comstock will maintain the Parker Chandler brand in the markets where Parker Chandler operates. The founding principals of Parker Chandler Homes, James Parker and Andrew Chandler will join Comstock’s management team. James Parker has been named Regional President of the Mid-South Division and Andrew Chandler was named Regional Vice President of Land Acquisition and Development of the Mid-South Division. Headquartered in Forsyth, Georgia, Parker Chandler currently operates in North Atlanta and has growing operations in Charlotte, N.C. and Myrtle Beach, S.C. Parker Chandler builds mostly single family homes focused on the $200,000 to $500,000 price range. The Parker Chandler acquisition is projected to generate approximately $75 million in total revenue for the Company in 2006.

Comstock reported that there was no common stock issued in connection with the acquisition and it does not expect to record any goodwill in connection with the transaction. Based on post-closing purchase accounting adjustments in the carrying cost of the acquired assets to fair market value, the acquisition is expected to be profitable in 2006 and is expected to contribute positively to the Company’s published estimates for 2006.

“We are extremely excited about this acquisition and we are thrilled to have James Parker, Andrew Chandler and their team joining the Comstock team,” said Christopher Clemente, Chairman and CEO. “Parker Chandler Homes’ focus on middle market products in strong homebuilding markets is well aligned with Comstock’s strategy vision for growth. James and Andrew have more than 30 years combined experience building quality homes in the Atlanta marketplace. We believe Atlanta is a good market with strong fundamentals to support continued growth, and we are confident that Parker Chandler has a land presence in Atlanta that is well aligned with market demand. Comstock will continue to expand operations in the strongest markets in the Mid-Atlantic, Mid-South and Southeast, and I hope to be in a position to announce additional strategic acquisitions during the remainder of this year. This diversification strategy will help balance the effects on our business from changing market conditions in the Washington, D.C. market.”

“We are excited to become a Comstock Homebuilding Company,” said James Parker, the President of Parker Chandler Homes. “The financial strength, diverse range of product capabilities and entrepreneurial spirit of the Comstock organization will help Parker Chandler Homes execute on our vision of becoming a leading urban and suburban homebuilder in the Atlanta market and in other strong markets in the southeast.”

About Comstock Homebuilding Companies, Inc.

Comstock is a production homebuilder and real estate developer that develops, builds, and markets single-family homes, townhouses, mid-rise condominiums and high-rise condominiums. The Company currently builds in the Southeast with concentrations in the Washington, D.C., North Carolina, South Carolina and Atlanta, Georgia markets. The Company targets a diverse range of buyers, including first-time, early move-up, secondary move-up, empty nester move-down and active adult home buyers. For more information on Comstock Homebuilding Companies, Inc., please visit http://www.comstockhomebuilding.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions, including statements related to Comstock’s expected future financial results and anticipated growth in the Washington, D.C. housing market, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, economic, market and competitive conditions affecting Comstock and its operations and products, risks and uncertainties relating to the market for real estate generally and in the areas where Comstock has projects, the availability and price of land suitable for development, materials prices, labor costs, interest rates, Comstock’s ability to service its significant debt obligations, fluctuations in operating results, anticipated growth strategies, continuing relationships with affiliates, environmental factors, government regulations, the impact of adverse weather conditions or natural disasters and acts of war or terrorism. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the prospectus from Comstock’s initial public offering, as filed with the Securities and Exchange Commission on December 15, 2004. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.